UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 20, 2016	333-132456
Date of Report (Date of earliest event reported)	Commission File Number

SECURITY DEVICES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	71-1050654
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

25 Sawyer Passway
Fitchburg, Massachusetts 01420
(Address of Principal Executive Offices) (Zip Code)

(905)-582-6402
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02        Departure of Certain Directors or Offices; Appointment of Principal Officer

            On June 20, 2016 Security Devices International, Inc. (the “Company”) announced that Gregory Sullivan will be resigning as the Company’s President and Chief Executive Officer effective July 15, 2016. Mr. Sullivan is expected to continue to provide services to the Company through July 15, 2016 in order to facilitate a smooth transition. Dean Thrasher, the Company’s Chief Operating Officer and a member of the Company’s Board of Directors, will assume the role of interim President and Chief Executive Officer. Mr. Sullivan also resigned as a director of the Company, effective upon the earlier of September 1, 2016, or until his successor is duly named and qualified. Mr. Sullivan’s resignation was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01        Regulation FD Disclosure

            On June 20, 2016, the Company issued a press release acknowledging a Schedule 13D filing by NLW1, LLC and its affiliates. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

            In accordance with General Instruction B.2 of Form 8-K, the information being furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other registration statement or other document filed by the Company under the Securities Act of 1933, except as expressly set for by specific reference in such filing.

Item 8.01 Other Events

            On June 20, 2016, the Company announced it has entered into a consulting agreement (the “Consulting Agreement”) with Northeast Industrial Partners LLP (“Northeast”). Under the Consulting Agreement, Northeast will provide certain sales & marketing and operational consulting services to the Company for a one-year term, beginning as of May 15, 2016.

            Pursuant to the Consulting Agreement, and subject to the approval of the TSX Venture Exchange, the Company shall issue to Northeast the number of shares of the Company’s common stock (the “Shares”) that is equal to US$200,000 as consideration. The Shares will be issued in four (4) quarterly installments, with the first installment due on August 15, 2016. The Shares will be priced at the volume weighted average trading price per Share over the twenty (20) day period immediately preceding the due date.

Item 9.01        Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d)                    Exhibits.

99.1	Press Release by Security Devices International, Inc. dated June 20, 2016

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY DEVICES INTERNATIONAL, INC.

June 22, 2016	/s/ Dean Thrasher
Name: Dean Thrasher
Title: Chief Operating Officer